Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Digitiliti, Inc. (the “Registrant”) on Form 10-Q for the period ending September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, Roy A. Bauer, President and CEO, and William McDonald, CFO of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1)	The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 23, 2011	By:	/s/ Ehssan Taghizadeh
Ehssan Taghizadeh, CEO and President

Date: May 23, 2011	By:	/s/ William McDonald
William McDonald, CFO

A signed original of this written statement required by Section 906 has been provided to Digitiliti, Inc. and will be retained by Digitiliti, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.